                       AMENDMENT TO EMPLOYMENT AGREEMENT

Mr. Henry R. Silverman
Cendant Corporation
9 West 57th Street, 37th Floor
New York, New York 10019

Dear Mr. Silverman:

Reference is made to that certain amended and restated employment agreement, dated as of June 30, 1996, as amended to date, by and between Cendant Corporation, the successor to HFS Incorporated ("Cendant") and you (the "Agreement"). Capitalized terms used in this letter shall have the meanings assigned to them in the Agreement unless otherwise defined herein. For good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Cendant and you hereby agree that the Agreement is hereby amended as follows, effective as of May 15, 2000:

     1. In the event that the Board shall determine that the Executive shall no longer serve the Company in the capacity of President and/or Chief Executive Officer, then so long as the Board permits the Executive to continue to serve the Company in the capacity of Chairman of the Board of Directors, such determination by the Board shall not be deemed a termination of the Executive's employment by the Company (within the meaning of Section 6(a)(iv) of the Agreement).

     2. Section 1 of the Agreement is hereby amended to read, in its entirety, as follows: "The employment of the Executive by the Company pursuant to this Agreement will end on August 1, 2010."

This letter is intended to constitute an amendment to the Agreement and, as amended hereby, the Agreement shall remain in full force and effect. In order to evidence your agreement to the provisions of this letter, please sign and return the enclosed copy of this letter, which shall constitute a binding agreement between Cendant and you.


                                           CENDANT CORPORATION

                                           By: /s/ James E. Buckman
                                               --------------------
                                               James E. Buckman
                                               Vice Chairman and General Counsel

Accepted and Agreed to as
of the date first above written:

/s/ Henry R. Silverman
---------------------------
Henry R. Silverman